UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 26, 2014

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2014, Patrick Industries, Inc. (the “Company” or “Patrick”) entered into a fourth amendment to its current five-year $80 million revolving secured senior credit facility that was established on October 24, 2012 (the “2012 Credit Facility”) with Wells Fargo Bank, National Association as the agent and lender (“Wells Fargo”), and Fifth-Third Bank (“Fifth-Third”), as participant (collectively, the “Lenders”). The fourth amendment expands the 2012 Credit Facility to $125 million and replenishes the capacity under the credit agreement to continue to make permitted acquisitions.

On June 27, 2014, the Company used borrowings of $45.0 million under the expanded 2012 Credit Facility to fund the acquisition of Foremost Fabricators, LLC (“Foremost”) as referenced under Item 2.01.

The foregoing description of the fourth amendment to the 2012 Credit Facility with Wells Fargo is qualified in its entirety by the actual agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference into this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 27, 2014, the Company completed the acquisition of the business and certain assets of Goshen, Indiana-based Foremost, a fabricator and distributor of fabricated aluminum products, fiber reinforced polyester sheet and coil, and custom laminated products primarily used in the recreational vehicle market.

The purchase price for Foremost, net of typical operating liabilities assumed, was approximately $45.0 million. The acquisition was funded through borrowings under the 2012 Credit Facility as referenced under Item 1.01 and included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment. A copy of the Asset Purchase Agreement dated as of June 27, 2014, between Patrick Industries, Inc., Foremost Fabricators, LLC and its Members (the “Asset Purchase Agreement”) is attached hereto as Exhibit 2.1 and incorporated herein by reference. Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

The description of the Asset Purchase Agreement and the acquisition included in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit 2.1.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the 2012 Credit Facility is incorporated herein by reference into this Section 2.03 of this Report.

Item 7.01	Regulation FD Disclosure.

On June 27, 2014, the Company issued a press release (the “Press Release”) related to the information set forth under Items 1.01 and 2.01 of this Report.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Financial Statements required by this Item in connection with the acquisition of Foremost will be filed by amendment within the required time period.

(b)	Pro Forma Financial Information. Pro forma financial information required by this Item in connection with the acquisition of Foremost will be filed by amendment within the required time period.

(d)	Exhibits

Exhibit 2.1 - Asset Purchase Agreement, dated as of June 27, 2014, between Patrick Industries, Inc., Foremost Fabricators, LLC and its Members*

Exhibit 10.1 – Fourth Amendment, dated June 26, 2014, to the Credit Agreement, dated as of October 24, 2012, between Patrick Industries, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 99.1 - Press Release issued June 27, 2014.

*Pursuant to Item 601(b) of Regulation S-K, Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: July 3, 2014	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer

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